[CALABRIA ADVISORS LLC LETTERHEAD]

PROMISSORY NOTE

[Insert Date]

Speedemissions, Inc.
1029 Peachtree Parkway North, #310
Peachtree City, GA. 32069

In consideration for an investment of [Insert Alpha Dollar Amount] dollars, ($Insert Numeric Number) Speedemissions agrees to pay Calabria Advisers, LLC an annualized interest rate of Five Percent (5%) for the term of this investment.  Payment of principal and interest is due [Insert Date].

Calabria Advisers is a Georgia limited liability corporation with Richard Parlontieri, as Agent and Member.

Payment of investment, including interest expense, may be made in the form of the common stock of Speedemissions.  The price of the common stock is to be determined by the "bid" price of the stock on the date the investment is due and payable.  In the event this Promissory Note is satisfied prior to the due date, the "bid" price of the stock on that day will be used to satisfy the outstanding obligation.

Signed and accepted	Signed and accepted

_______________________________	_______________________________
Bahram Yusefzadeh	Richard Parlontieri
Director, Speedemissions, Inc.	Calabria Advisers, LLC